Exhibit 99
FOR IMMEDIATE RELEASE
July 13, 2023

Cintas Corporation Announces
Fiscal 2023 Fourth Quarter and Full Year Results

•Full year reported revenues were $8.82 billion, an increase of 12.2%
•Full year reported operating margin increased 13.6%
•Full year reported diluted EPS was $12.99, an increase of 11.5%

CINCINNATI, July 13, 2023 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2023 fourth quarter ended May 31, 2023. Revenue for the fourth quarter of fiscal 2023 was $2.28 billion compared to $2.07 billion in last year’s fourth quarter, an increase of 10.1%. The organic revenue growth rate for the fourth quarter of fiscal 2023, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 10.3%.

Gross margin for the fourth quarter of fiscal 2023 was $1,088.8 million compared to $946.2 million in last year’s fourth quarter, an increase of 15.1%. Gross margin as a percentage of revenue was 47.7% for the fourth quarter of fiscal 2023 compared to 45.6% in last year's fourth quarter, an increase of 210 basis points. Energy expenses comprised of gasoline, natural gas and electricity were 65 basis points lower for the fourth quarter of fiscal 2023 compared to last year's fourth quarter.

Operating income for the fourth quarter of fiscal 2023 was $470.8 million compared to $404.4 million in last year's fourth quarter, an increase of 16.4%. Operating income as a percentage of revenue was 20.6% in the fourth quarter of fiscal 2023 compared to 19.5% in last year's fourth quarter.

Net income was $346.2 million for the fourth quarter of fiscal 2023 compared to $294.5 million in last year's fourth quarter. Fourth quarter of fiscal 2023 diluted earnings per share (EPS) was $3.33 compared to $2.81 in last year's fourth quarter, an increase of 18.5%.

On June 15, 2023, Cintas paid an aggregate quarterly cash dividend of $117.6 million to shareholders, an increase of 20.6% from the amount paid last June.

For the fiscal year ended May 31, 2023, revenue was $8.82 billion compared to $7.85 billion for fiscal 2022, an increase of 12.2%. Operating income for fiscal 2023 was $1.80 billion compared to $1.59 billion for fiscal 2022, an increase of 13.6%. Operating income as a percent of revenue was 20.4% in fiscal 2023 compared to 20.2% in fiscal 2022. Diluted EPS for fiscal 2023 was $12.99 compared to $11.65 in fiscal 2022, an increase of 11.5%. Fiscal year 2022 operating income and diluted EPS included a $12.1 million gain on sale of operating assets and a $30.2 million gain on an equity method investment transaction. Excluding the gains, fiscal 2023 operating income of $1.80 billion increased 16.7% compared to fiscal 2022 adjusted operating income of $1.55 billion, and our operating income as a percent of revenue improved to 20.4% from our fiscal 2022 adjusted operating margin of 19.7%. Excluding the gains, fiscal 2023 diluted EPS of $12.99 increased 15.2% compared to fiscal 2022 adjusted diluted EPS of $11.28.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "We are pleased with our fourth quarter financial results. They conclude a very successful fiscal year, which included double-digit growth in revenue, operating income and diluted EPS. Our business continues to demonstrate momentum as we can provide nearly every business across North America a product or service to help them build a better workday. All businesses care about image, safety, cleanliness and compliance, and businesses continue to outsource to Cintas in order to concentrate on their core competency. Through innovative solutions and routine service visits, our employee-partners take care of the important tasks that help our customers keep their workplaces running smoothly."

Mr. Schneider concluded, "For our fiscal 2024, we expect revenue to be in the range of $9.35 billion to $9.50 billion and diluted EPS to be in the range of $13.85 to $14.35. Please note the following regarding guidance:

•Fiscal year 2024 interest expense is expected to be approximately $98.0 million compared to $109.5 million in fiscal year 2023, predominately as a result of lower variable rate debt. This may change as a result of future share buybacks or acquisition activity;
•Our fiscal 2024 effective tax rate is expected to be 21.3% compared to a rate of 20.4% for fiscal 2023. The higher effective tax rate negatively impacts fiscal 2024 diluted EPS guidance by about $0.16 and diluted EPS growth by about 120 basis points;
•Guidance does not include any future share buybacks or significant economic disruptions or downturn;
•Guidance includes the impact of having one more workday in fiscal 2024 compared to fiscal 2023.

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2023 fourth quarter and full year results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; inflationary pressures and fluctuations in costs of materials and labor, including increased medical costs; interest rate volatility; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our goals relating to environmental, social and governance (ESG) opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2022 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Jared S. Mattingley, Vice President - Treasurer and Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2023	May 31, 2022	% Change
Revenue:
Uniform rental and facility services	$1,773,206	$1,630,213	8.8%
Other	511,265	444,473	15.0%
Total revenue	2,284,471	2,074,686	10.1%

Costs and expenses:
Cost of uniform rental and facility services	926,689	885,789	4.6%
Cost of other	269,004	242,702	10.8%
Selling and administrative expenses	617,980	541,759	14.1%

Operating income	470,798	404,436	16.4%

Interest income	(844)	(74)	1,040.5%
Interest expense	25,773	23,058	11.8%

Income before income taxes	445,869	381,452	16.9%
Income taxes	99,668	86,991	14.6%
Net income	$346,201	$294,461	17.6%

Basic earnings per share	$3.39	$2.87	18.1%

Diluted earnings per share	$3.33	$2.81	18.5%

Basic weighted average common shares outstanding	101,788	102,375
Diluted weighted average common shares outstanding	103,418	104,427

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2023	May 31, 2022	% Change
Revenue:
Uniform rental and facility services	$6,897,130	$6,226,980	10.8%
Other	1,918,639	1,627,479	17.9%
Total revenue	8,815,769	7,854,459	12.2%

Costs and expenses:
Cost of uniform rental and facility services	3,632,175	3,316,433	9.5%
Cost of other	1,010,226	905,780	11.5%
Selling and administrative expenses	2,370,704	2,044,876	15.9%

Operating income	1,802,664	1,587,370	13.6%

Interest income	(1,716)	(242)	609.1%
Interest expense	111,232	88,844	25.2%

Income before income taxes	1,693,148	1,498,768	13.0%
Income taxes	345,138	263,011	31.2%
Net income	$1,348,010	$1,235,757	9.1%

Basic earnings per share	$13.21	$11.92	10.8%

Diluted earnings per share	$12.99	$11.65	11.5%

Basic weighted average common shares outstanding	101,645	103,172
Diluted weighted average common shares outstanding	103,377	105,523

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Twelve Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022

Uniform rental and facility services gross margin	47.7%	45.7%	47.3%	46.7%
Other gross margin	47.4%	45.4%	47.3%	44.3%
Total gross margin	47.7%	45.6%	47.3%	46.2%
Net income margin	15.2%	14.2%	15.3%	15.7%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of operating income, earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP are shown in the tables below.

Operating Income Results

	Twelve Months Ended
(In thousands)	May 31, 2023	% of Revenue	May 31, 2022	% of Revenue	Growth vs. Fiscal 2022

Operating income	$1,802,664	20.4%	$1,587,370	20.2%	13.6%
Gain on sale of operating assets	—		(12,129)
Gain on equity method investment transaction (1)	—		(30,151)
Operating income excluding above item	$1,802,664	20.4%	$1,545,090	19.7%	16.7%

(1) In connection with the acquisition of the remaining interest in an equity method investment during the third quarter of fiscal 2022, the Company was required by U.S. GAAP to remeasure its existing interest in the equity method investment at its acquisition-date fair value and recognize the resulting gain in operating income.

Earnings Per Share Results

	Twelve Months Ended
	May 31, 2023	May 31, 2022	Growth vs. Fiscal 2022

Diluted EPS	$12.99	$11.65	11.5%
Pre-tax gain and the related tax benefit on sale of operating assets	—	(0.09)
Pre-tax gain and the related tax benefit on equity method investment transaction (1)	—	(0.28)
Diluted EPS excluding above items	$12.99	$11.28	15.2%

(1) In connection with the acquisition of the remaining interest in an equity method investment during the third quarter of fiscal 2022, the Company was required by U.S. GAAP to remeasure its existing interest in the equity method investment at its acquisition-date fair value and recognize the resulting gain in operating income. The gain taxed at the statutory tax rate resulted in an earnings per share benefit of $0.21. However, the actual tax rate associated with the transaction was significantly lower than the statutory tax rate resulting in an additional earnings per share benefit of $0.07.

Computation of Free Cash Flow

	Twelve Months Ended
(In thousands)	May 31, 2023	May 31, 2022

Net cash provided by operations	$1,597,814	$1,537,625
Capital expenditures	(331,109)	(240,672)
Free cash flow	$1,266,705	$1,296,953

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended May 31, 2023
Revenue	$1,773,206	$249,756	$261,509	$—	$2,284,471
Gross margin	$846,517	$127,390	$114,871	$—	$1,088,778
Selling and administrative expenses	$461,621	$80,312	$76,047	$—	$617,980
Interest income	$—	$—	$—	$(844)	$(844)
Interest expense	$—	$—	$—	$25,773	$25,773
Income (loss) before income taxes	$384,896	$47,078	$38,824	$(24,929)	$445,869

For the three months ended May 31, 2022
Revenue	$1,630,213	$218,224	$226,249	$—	$2,074,686
Gross margin	$744,424	$100,680	$101,091	$—	$946,195
Selling and administrative expenses	$413,921	$68,026	$59,812	$—	$541,759
Interest income	$—	$—	$—	$(74)	$(74)
Interest expense	$—	$—	$—	$23,058	$23,058
Income (loss) before income taxes	$330,503	$32,654	$41,279	$(22,984)	$381,452

For the twelve months ended May 31, 2023
Revenue	$6,897,130	$951,496	$967,143	$—	$8,815,769
Gross margin	$3,264,955	$482,088	$426,325	$—	$4,173,368
Selling and administrative expenses	$1,786,198	$301,398	$283,108	$—	$2,370,704
Interest income	$—	$—	$—	$(1,716)	$(1,716)
Interest expense	$—	$—	$—	$111,232	$111,232
Income (loss) before income taxes	$1,478,757	$180,690	$143,217	$(109,516)	$1,693,148

For the twelve months ended May 31, 2022
Revenue	$6,226,980	$832,458	$795,021	$—	$7,854,459
Gross margin	$2,910,547	$372,193	$349,506	$—	$3,632,246
Selling and administrative expenses	$1,557,057	$265,430	$222,389	$—	$2,044,876
Interest income	$—	$—	$—	$(242)	$(242)
Interest expense	$—	$—	$—	$88,844	$88,844
Income (loss) before income taxes	$1,353,490	$106,763	$127,117	$(88,602)	$1,498,768

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	May 31, 2023	May 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$124,149	$90,471
Accounts receivable, net	1,152,993	1,006,220
Inventories, net	506,604	472,150
Uniforms and other rental items in service	1,011,918	916,706
Income taxes, current	—	21,708
Prepaid expenses and other current assets	142,795	124,728
Total current assets	2,938,459	2,631,983

Property and equipment, net	1,396,476	1,323,673

Investments	247,191	242,873
Goodwill	3,056,201	3,042,976
Service contracts, net	346,574	391,638
Operating lease right-of-use assets, net	178,464	170,003
Other assets, net	382,991	344,110
	$8,546,356	$8,147,256

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$302,292	$251,504
Accrued compensation and related liabilities	239,086	236,992
Accrued liabilities	632,504	588,948
Income taxes, current	12,470	—
Operating lease liabilities, current	43,710	43,872
Debt due within one year	—	311,574
Total current liabilities	1,230,062	1,432,890

Long-term liabilities:
Debt due after one year	2,486,405	2,483,932
Deferred income taxes	498,356	473,777
Operating lease liabilities	138,278	129,064
Accrued liabilities	329,269	319,397
Total long-term liabilities	3,452,308	3,406,170

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2023: 192,198,938 issued and 101,732,148 outstanding FY 2022: 190,837,921 issued and 101,711,215 outstanding	2,031,542	1,771,917
Retained earnings	9,597,315	8,719,163
Treasury stock: FY 2023: 90,466,790 shares FY 2022: 89,126,706 shares	(7,842,649)	(7,290,801)
Accumulated other comprehensive income	77,778	107,917
Total shareholders’ equity	3,863,986	3,308,196
	$8,546,356	$8,147,256

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2023	May 31, 2022
Cash flows from operating activities:
Net income	$1,348,010	$1,235,757

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	257,041	249,376
Amortization of intangible assets and capitalized contract costs	152,121	150,325
Stock-based compensation	103,621	109,308
Gain on equity method investment transaction	—	(30,151)
Gain on sale of operating assets	—	(12,129)
Deferred income taxes	23,233	52,110
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(151,771)	(100,392)
Inventories, net	(35,658)	16,194
Uniforms and other rental items in service	(98,252)	(111,332)
Prepaid expenses and other current assets and capitalized contract costs	(132,173)	(28,581)
Accounts payable	53,369	22,697
Accrued compensation and related liabilities	2,711	(3,625)
Accrued liabilities and other	41,314	(9,241)
Income taxes, current	34,248	(2,691)
Net cash provided by operating activities	1,597,814	1,537,625

Cash flows from investing activities:
Capital expenditures	(331,109)	(240,672)
Purchases of investments	(4,566)	(6,076)
Proceeds from sale of operating assets, net of cash disposed	—	15,347
Acquisitions of businesses, net of cash acquired	(46,357)	(164,228)
Other, net	(6,640)	(7,006)
Net cash used in investing activities	(388,672)	(402,635)

Cash flows from financing activities:
(Payments) issuance of commercial paper, net	(261,200)	261,200
Proceeds from issuance of debt, net	—	1,190,506
Repayment of debt	(50,000)	(1,200,000)
Proceeds from exercise of stock-based compensation awards	3,021	117,737
Dividends paid	(449,917)	(375,119)
Repurchase of common stock	(398,865)	(1,525,873)
Other, net	(15,875)	(6,394)
Net cash used in financing activities	(1,172,836)	(1,537,943)

Effect of exchange rate changes on cash and cash equivalents	(2,628)	(216)

Net increase (decrease) in cash and cash equivalents	33,678	(403,169)
Cash and cash equivalents at beginning of year	90,471	493,640
Cash and cash equivalents at end of year	$124,149	$90,471